EXHIBIT 99.1

Mediware to Acquire Integrated Marketing Solutions to Enhance Blood Center Solution Offerings

Acquisition will extend ClosedLoop™ capabilities to blood centers and deliver integrated Donor Relationship Management.

LENEXA, KS, Oct. 16, 2007 – Mediware Information Systems, Inc., (NASDAQ: MEDW), a provider of ClosedLoop™ clinical systems for blood and medication management, announced that the Company has signed an agreement to acquire Integrated Marketing Solutions (IMS). IMS provides software products and services targeting blood and plasma donation centers in North America and Europe.

“We’re very excited to incorporate IMS into Mediware’s blood center product strategy,” said Kelly Mann, Mediware’s President and Chief Executive Officer. “IMS’ capabilities extend Mediware’s existing clinical solutions and enhance our vision for ClosedLoop™ management of the blood supply.”

IMS, which was founded in 1999, has more than 32 customers in the United States and has offices in Baltimore, MD and Jacksonville, FL. With over 70 product installations, the company’s software and services address the competitive nature of the blood supply market by enabling blood and plasma collection facilities with automated and online software to better manage relationships with donors, staff and hospitals.

The effectiveness of the IMS offerings has improved the ability of IMS clients to recruit donors and improve the effectiveness of blood drives; institute loyalty programs to retain blood donors; and enable hospitals with electronic tools to order, ship and track products. IMS clients have the flexibility to leverage one, or all of their offerings, which are delivered through service contracts.

“IMS’ solutions are closely aligned with Mediware’s strategy for the donor community and provide existing Mediware clients added value and opportunity to enhance their positions in an industry that is extremely competitive,” said Mann.

The IMS product line includes a comprehensive software suite that is focused on streamlining relationship management and improving processes from recruiting to hospital procurement. The suite includes the following products that can be licensed individually on a contract basis:

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RecruitAssist: personalized online environment allowing blood centers to manage their recruitment efforts and donors to view drive schedules, schedule appointments, and review their donation histories.

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CallAssist: tele-recruiting and Donor Relationship Management (DRM) product that enables telerecruiting staff with all relevant donor information including contact data, donation histories, loyalty program status, mobile drive data and web activity.

▪	OrderAssist: online supply and inventory manager that electronically processes orders and tracks delivery status for blood centers and hospitals.
▪	QualityAssist: an online customer service environment facilitating interaction and communication between donors and blood center staff.
▪	CoordinatorAssist: loyalty-driven online software to help blood drive coordinators plan and manage events at their companies or for their organizations.
▪	DriveAssist: online automated systems to help schedule, promote and manage mobile blood drives.
▪	SalesAssist: online sales force automation software to manage sales activities, increase sales effectiveness and monitor business performance.

Mediware has long been a leader in the clinical systems supporting donor centers and the Company’s LifeTrak® product supports more than 65 facilities. LifeTrak, which includes LifeTrak Donor, LifeTrak Lab and LifeTrak Distribution, is 510(K) cleared as a medical device.

“The combination of our two companies is what has been missing in the blood collection industry,” said Todd Collins, President and CEO of IMS. “IMS innovated the market by introducing web based, donor relationship management (DRM) products to streamline donor management, customer service and hospital order processing. Combined with Mediware’s market leading clinical functionality, blood centers now have, from one vendor, access to proven marketing expertise, advanced clinical capabilities and robust technologies that support their business from donor recruitment to product delivery.”

About Mediware
Mediware delivers blood and medication management software systems that encapsulate information supporting patient therapies, reinforce patient safety practices and improve efficiencies to lower costs.  Mediware’s customers include prestigious hospitals, clinics, correctional institutions, blood centers and other public and private health care institutions throughout the world.  For more information about Mediware products and services, visit our web site at www.mediware.com.

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Certain statements in this press release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as the same may be amended from time to time (the “Act”) and in releases made by the SEC from time to time.  Such forward-looking statements are not based on historical facts and involve known and unknown risks, uncertainties and other factors disclosed in the Company's Annual Report on Form 10-K for the year ended June 30, 2007, which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements.  The Company disclaims any obligation to update its forward-looking statements

10/16/07